                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
IDEC Pharmaceuticals Corporation:

We consent to the use of our reports included or incorporated by reference herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

San Diego, California
November 2, 2000